Exhibit 99.1

Media Contact	Investor Contact
Bob Guenther, 203-578-2391	Terry Mangan 203-578-2318
rguenther@websterbank.com	tmangan@websterbank.com

WEBSTER REPORTS 2013 FIRST QUARTER EARNINGS
Diluted Earnings per Share of $.44 for the Quarter - an Increase of 5 Percent over Prior Year

WATERBURY, Conn., April 15, 2013 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., today announced net income available to common shareholders of $39.2 million, or $0.44 per diluted share, for the quarter ended March 31, 2013 compared to $38.3 million, or $0.42 per diluted share, for the quarter ended March 31, 2012.

Highlights for the quarter or at March 31 include:
Combined growth in commercial and commercial real estate loans of $822.7 million, or 15.5 percent, from a year ago.
Deposit growth of $679.4 million, or 4.9 percent, from a year ago.
Positive operating leverage of 5.7 percent compared to a year ago as core revenue grew by 3.5 percent and core expenses declined by 2.2 percent; as a result, the efficiency ratio improved by 347 basis points from a year ago.
Continued improvement in asset quality as evidenced by a reduction of $169 million, or 33.5 percent, in commercial classified loans from a year ago while past due loans declined $19.9 million, or 33.2 percent from a year ago. Nonperforming assets increased $19.1 million, or 10.4 percent, from a year ago and otherwise would have decreased as a net of $44.0 million of residential and consumer loans were classified as nonaccrual under regulatory guidance that took effect in the fourth quarter of 2012.

Return on average assets and return on average tangible common equity were 0.84 percent and 11.28 percent, respectively, in the quarter compared to 0.82 percent and 12.04 percent, respectively, in the year ago quarter.
James C. Smith, chairman and chief executive officer, said, “Webster's first quarter results delivered a solid 16 percent increase in core pre-tax, pre-provision net earnings from a year ago. Core revenue grew and expenses dropped, creating positive operating leverage of 6 percent compared to a year ago. Loans grew by six percent from a year ago, led by another double-digit increase in the commercial portfolio as we continued to help lead the region's economic recovery.”

Net interest income

•	Net interest income was $145.8 million in the first quarter of 2013 compared to $143.4 million a year ago.

•
Net interest margin was 3.23 percent compared to 3.36 percent a year ago. The yield on interest-earning assets declined 30 basis points and the cost of funds declined 18 basis points from the year ago quarter.

•	Average interest-earning assets totaled $18.5 billion in the quarter and grew by 5.9 percent from a year ago.

•	Average loans grew by $749.3 million, or 6.6 percent, from the year ago quarter.

Provision for loan losses

•
The Company recorded a provision for loan losses of $7.5 million in both the first quarter of 2013 and fourth quarter of 2012, and $4.0 million in the year ago period; the increased level of the provision reflects growth in the loan portfolio over prior year.

•
Net charge-offs were $16.8 million in the quarter compared to $27.2 million a year ago. The ratio of net charge-offs to average loans on an annualized basis was 0.56 percent in the quarter compared to 0.96 percent a year ago.

•	The allowance for loan losses represented 1.40 percent of total loans at March 31, 2013 compared to 1.47 percent at December 31, 2012 and 1.86 percent at March 31, 2012.

Noninterest income

•
Total noninterest income in the first quarter of 2013 increased $4.3 million compared to a year ago; there were $0.1 million of securities gains in the quarter while the year ago quarter had no securities gains.

•
Excluding securities gains, the $4.2 million increase in core noninterest income compared to a year ago reflects increases of $2.6 million in mortgage banking activities, $0.9 million from increase in cash surrender value of life insurance policies and $0.5 million from wealth and investment services. Other income was $0.2 million lower than in the year ago quarter reflecting a write-down of $1.5 million in the current quarter on a loan previously transferred to held for sale.

Webster President and Chief Operating Officer Jerry Plush noted, “During the first quarter, we announced outsourcing agreements with Jones Lang LaSalle for optimization of our facilities management and location decision-making and with Fidelity Information Services for management of our IT network and enhancement of our ability to deliver exceptional service to customers. These agreements create not only cost savings for future quarters but enhance our ability to optimize the size and locations of our banking centers and enable us to roll out new banking technologies quickly and seamlessly. We also launched our eForms initiative which will drive additional efficiency gains in future periods."

Noninterest expense

•
Total noninterest expense of $125.5 million in the first quarter of 2013 decreased $2.3 million compared to the year ago period. Included in noninterest expense in the first quarter of 2013 are $1.6 million of net one-time costs that amounted to $.01 per diluted share on an after-tax basis. These costs consisted primarily of contract termination and severance expenses. There were $1.2 million of net one-time costs in the year ago quarter that also amounted to $.01 per diluted share.

•
Total noninterest expense excluding one-time costs decreased $2.7 million from the first quarter of 2012. The decrease largely reflects a reduction of $2.6 million in compensation and benefits expense.

•
Foreclosed and repossessed asset expenses were $0.2 million in the quarter compared to $0.5 million a year ago, while gains on foreclosed and repossessed assets were $0.3 million and $0.7 million in the respective periods.

Income taxes

•
The Company recorded $18.9 million of income tax expense in the first quarter of 2013 on the $61.0 million of pre-tax income in the period. The effective tax rate was 31.0 percent compared to 29.9 percent a year ago, which reflected a net tax benefit of $0.5 million specific to that period.

Investment securities

•
Total investment securities were $6.4 billion at March 31, 2013 and $6.2 billion a year ago. The carrying value of the available for sale portfolio included $64.5 million in net unrealized gains compared to net unrealized gains of $43.4 million a year ago, while the carrying value of the held to maturity portfolio does not reflect $130.9 million in net unrealized gains compared to net unrealized gains of $154.9 million a year ago.

Loans

•
Total loans were $12.0 billion at both March 31, 2013 and December 31, 2012, and $11.3 billion at March 31, 2012. In the quarter, commercial and commercial real estate loans increased by $23.4 million and $7.9 million, respectively. Residential mortgage and consumer loans decreased by $4.7 million and $53.3 million, respectively.

•
Compared to a year ago, commercial, commercial real estate and residential mortgage loans increased by $457.5 million, $365.2 million and $16.9 million, respectively. Consumer loans decreased by $149.6 million.

•
Loan originations for portfolio in the first quarter were $690.5 million compared to $1.279 billion in the fourth quarter and $790.8 million a year ago. In addition, $229.0 million of residential loans were originated and sold with servicing retained in the quarter compared to $221.8 million in the fourth quarter and $131.4 million a year ago.

Asset quality

•
Past due loans decreased to $40.0 million at March 31, 2013 compared to $74.3 million at December 31, 2012 and $60.0 million at March 31, 2012. Compared to December 31, 2012, past due commercial real estate, residential mortgage and consumer loans decreased by $13.4 million, $8.6 million and $10.3 million, respectively. Compared to March 31, 2012, all loan categories contributed to the decline except commercial real estate, which totaled $1.3 million compared to $1.1 million a year ago.

•
Past due loans represented 0.33 percent of total loans at March 31, 0.62 percent at December 31 and 0.53 percent a year ago. Past due loans for the continuing portfolios were $37.2 million at March 31 compared to $70.7 million at December 31 and $54.7 million a year ago. Past due loans for the liquidating portfolio were $2.8 million at March 31 compared to $3.6 million at December 31 and $5.3 million a year ago.

•
Total nonperforming loans increased to $198.8 million, or 1.66 percent of total loans, at March 31, 2013 compared to $194.8 million, or 1.62 percent, at December 31, 2012 and $178.3 million, or 1.58 percent, at March 31, 2012. Included in nonperforming loans at March 31 and December 31 are $44.0 million and $39.5 million, respectively, of residential and consumer loans classified as nonaccrual under regulatory guidance that took effect in the fourth quarter of 2012. Total paying nonperforming loans at March 31 were $55.3 million compared to $46.5 million at December 31 and $18.1 million a year ago, with the increase consisting primarily of the loans classified as such due to the regulatory guidance.

Deposits and borrowings

•
Total deposits were $14.6 billion at March 31, 2013 compared to $14.5 billion at December 31, 2012 and $13.9 billion at March 31, 2012. Compared to December 31, increases of $206.8 million in interest-bearing checking and $65.7 million in savings deposits were offset by declines of $31.8 million in demand deposits, $39.3 in money market deposits and $108.3 million in certificates of deposit. Compared to a year ago, increases of $357.9 million in demand, $479.6 in interest-bearing checking, $120.7 million in money market and $50.2 million in savings deposits were offset by a decline of $329.0 million in certificates of deposit.

•	Core to total deposits and loans to deposits were 83.3 percent and 82.1 percent, respectively, compared to 82.5 percent and 82.8 percent at December 31, and 80.2 percent and 81.1 percent a year ago.

•	Total borrowings were $3.2 billion at both March 31 and December 31, and $3.1 billion a year ago.

Capital

•
As previously disclosed, the holder of 8.625 million warrants on Webster's common stock exercised the warrants on a net exercise basis on March 22, 2013. Webster issued 4.565 million shares, net, of common stock. The issuance of the 4.565 million shares is reflected in the 90.237 million common shares issued and outstanding at March 31, 2013.

•
The tangible equity and tangible common equity ratios were 8.12 percent and 7.35 percent, respectively, at March 31, 2013 compared to 7.27 percent and 7.11 percent, respectively, a year ago. The tier 1 common equity to risk-weighted assets ratio was 11.02 percent at March 31 compared to 10.96 percent a year ago.

•
Book value and tangible book value per common share were $21.90 and $15.93, respectively, at March 31 compared to $21.24 and $15.05, respectively a year ago. The comparisons for each figure to a year ago reflect the 4.565 million shares issued during the first quarter of 2013 in connection with the exercise of the 8.625 million warrants on Webster's common stock.

•
Return on average tangible common shareholders' equity and return on average common shareholders' equity were 11.28 percent and 8.01 percent, respectively, in the first quarter compared to 12.04 percent and 8.30 percent, respectively, a year ago.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association. With $20 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust and investment services through 168 banking centers, 294 ATMs, telephone banking, mobile banking, and the Internet. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and HSA Bank, a division of Webster Bank, which provides health savings account trustee and administrative services. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.

***

Conference Call

A conference call covering Webster's 2013 first quarter earnings announcement will be held today, Monday, April 15, 2013 at 9:00 a.m. (Eastern) and may be heard through Webster's Investor Relations website at www.wbst.com, or in listen-only mode by calling 1-877-407-8289 or 201-689-8341 internationally. The call will be archived on the website and available for future retrieval.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster's current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster's actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system; (4) changes in the level of non-performing assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, interest rate, securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, financial holding companies, and other financial service providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply, including those under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III update to the Basel Accords that is under development; (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; and (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading “Risk Factors.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.
We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.
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WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012

Income and performance ratios (annualized):
Net income attributable to Webster Financial Corp.	$42,117	$48,526	$44,993	$41,240	$38,938
Net income available to common shareholders	39,231	47,911	44,378	40,625	38,323
Net income per diluted common share	0.44	0.52	0.48	0.44	0.42
Return on average assets	0.84%	0.98%	0.92%	0.86%	0.82%
Return on average tangible common shareholders' equity	11.28	13.66	13.03	12.38	12.04
Return on average common shareholders’ equity	8.01	9.74	9.19	8.62	8.30
Noninterest income as a percentage of total revenue	24.88	26.57	25.07	24.70	23.48
Efficiency ratio	62.16	59.68	62.25	63.75	65.63

Asset quality:
Allowance for loan losses	$167,840	$177,129	$186,089	$198,757	$210,288
Nonperforming assets	203,355	198,181	167,524	173,621	184,218
Allowance for loan losses / total loans	1.40%	1.47%	1.59%	1.72%	1.86%
Net charge-offs / average loans (annualized)	0.56	0.56	0.61	0.58	0.96
Nonperforming loans / total loans	1.66	1.62	1.39	1.47	1.58
Nonperforming assets / total loans plus OREO	1.69	1.65	1.43	1.50	1.63
Allowance for loan losses / nonperforming loans	84.42	90.93	114.44	117.44	117.96

Other ratios (annualized):
Tangible equity ratio	8.12%	7.92%	7.52%	7.35%	7.27%
Tangible common equity ratio	7.35	7.15	7.37	7.20	7.11
Tier 1 risk-based capital ratio (a)	12.72	12.47	11.90	12.82	12.86
Total risk-based capital (a)	13.98	13.73	13.16	14.08	14.12
Tier 1 common equity / risk-weighted assets (a)	11.02	10.78	11.10	10.97	10.96
Shareholders’ equity / total assets	10.58	10.39	10.05	9.94	9.90
Net interest margin	3.23	3.27	3.28	3.32	3.36

Share and equity related:
Common equity	$1,976,482	$1,941,881	$1,954,739	$1,902,609	$1,866,003
Book value per common share	21.90	22.75	22.24	21.65	21.24
Tangible book value per common share	15.93	16.42	16.08	15.47	15.05
Common stock closing price	24.26	20.55	23.70	21.66	22.67
Dividends declared per common share	0.10	0.10	0.10	0.10	0.05

Common shares issued and outstanding	90,237	85,341	87,899	87,885	87,849
Basic shares (weighted average)	85,501	86,949	87,394	87,291	87,216
Diluted shares (weighted average)	89,662	91,315	91,884	91,543	91,782

(a)	The ratios presented are projected for March 31, 2013 and actual for the remaining periods presented.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	March 31, 2013	December 31, 2012	March 31, 2012
Assets:
Cash and due from banks	$118,657	$252,283	$173,027
Interest-bearing deposits	51,352	98,205	77,921
Investment securities:
Available for sale, at fair value	3,318,238	3,136,160	3,144,867
Held to maturity	3,111,169	3,107,529	3,079,654
Total securities	6,429,407	6,243,689	6,224,521
Loans held for sale	96,706	107,633	59,615
Loans:
Commercial	3,346,483	3,323,044	2,888,977
Commercial real estate	2,790,954	2,783,061	2,425,797
Residential mortgages	3,287,072	3,291,724	3,270,213
Consumer	2,577,523	2,630,867	2,727,163
Total loans	12,002,032	12,028,696	11,312,150
Allowance for loan losses	(167,840)	(177,129)	(210,288)
Loans, net	11,834,192	11,851,567	11,101,862
Prepaid FDIC premiums	16,644	16,323	32,507
Federal Home Loan Bank and Federal Reserve Bank stock	158,878	155,630	142,595
Premises and equipment, net	127,609	134,562	141,088
Goodwill and other intangible assets, net	538,915	540,157	544,180
Cash surrender value of life insurance policies	420,562	418,293	309,556
Deferred tax asset, net	55,656	68,681	81,676
Accrued interest receivable and other assets	261,960	259,742	245,594
Total Assets	$20,110,538	$20,146,765	$19,134,142

Liabilities and Equity:
Deposits:
Demand	$2,849,355	$2,881,131	$2,491,442
Interest-bearing checking	3,286,540	3,079,767	2,806,950
Money market	2,165,744	2,205,072	2,045,090
Savings	3,885,394	3,819,713	3,835,180
Certificates of deposit	2,292,441	2,418,853	2,646,783
Brokered certificates of deposit	144,408	126,299	119,052
Total deposits	14,623,882	14,530,835	13,944,497
Securities sold under agreements to repurchase and other short-term borrowings	1,033,767	1,076,160	1,268,589
Federal Home Loan Bank advances	1,902,563	1,827,612	1,352,466
Long-term debt	230,709	334,276	474,318
Accrued expenses and other liabilities	191,486	284,352	199,330
Total liabilities	17,982,407	18,053,235	17,239,200

Preferred stock	151,649	151,649	28,939
Common shareholders' equity	1,976,482	1,941,881	1,866,003
Webster Financial Corporation shareholders’ equity	2,128,131	2,093,530	1,894,942
Total Liabilities and Equity	$20,110,538	$20,146,765	$19,134,142

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
(In thousands, except per share data)	Three Months Ended March 31,
	2013	2012
Interest income:
Interest and fees on loans and leases	$121,061	$120,741
Interest and dividends on securities	48,385	52,868
Loans held for sale	637	498
Total interest income	170,083	174,107
Interest expense:
Deposits	12,850	16,056
Borrowings	11,437	14,683
Total interest expense	24,287	30,739
Net interest income	145,796	143,368
Provision for loan losses	7,500	4,000
Net interest income after provision for loan losses	138,296	139,368
Noninterest income:
Deposit service fees	23,994	23,363
Loan related fees	4,585	4,869
Wealth and investment services	7,766	7,221
Mortgage banking activities	7,031	4,383
Increase in cash surrender value of life insurance policies	3,384	2,517
Net gain on investment securities	106	—
Other income	1,412	1,633
Total noninterest income	48,278	43,986
Noninterest expense:
Compensation and benefits	66,050	68,619
Occupancy	12,879	12,882
Technology and equipment expense	15,353	15,582
Marketing	4,811	4,100
Professional and outside services	2,150	2,692
Intangible assets amortization	1,242	1,397
Foreclosed and repossessed asset expenses	175	467
Foreclosed and repossessed asset gains	(284)	(664)
Loan workout expenses	1,974	1,824
Deposit insurance	5,174	5,709
Other expenses	14,375	13,990
	123,899	126,598
Debt prepayment penalties	43	1,134
Severance, contract, and other	1,593	81
Total noninterest expense	125,535	127,813
Income before income taxes	61,039	55,541
Income tax expense	18,922	16,603
Net income attributable to Webster Financial Corp.	42,117	38,938
Preferred stock dividends	(2,886)	(615)
Net income available to common shareholders	$39,231	$38,323

Diluted shares (average)	89,662	91,782
Net income per common share available to common shareholders:
Basic	$0.46	$0.44
Diluted	0.44	0.42

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Interest income:
Interest and fees on loans and leases	$121,061	$122,179	$121,367	$121,379	$120,741
Interest and dividends on securities	48,385	49,752	50,194	52,597	52,868
Loans held for sale	637	615	655	657	498
Total interest income	170,083	172,546	172,216	174,633	174,107
Interest expense:
Deposits	12,850	13,885	14,543	15,102	16,056
Borrowings	11,437	12,389	12,783	15,153	14,683
Total interest expense	24,287	26,274	27,326	30,255	30,739
Net interest income	145,796	146,272	144,890	144,378	143,368
Provision for loan losses	7,500	7,500	5,000	5,000	4,000
Net interest income after provision for loan losses	138,296	138,772	139,890	139,378	139,368
Noninterest income:
Deposit service fees	23,994	24,823	24,728	23,719	23,363
Loan related fees	4,585	5,570	4,039	3,565	4,869
Wealth and investment services	7,766	7,859	7,186	7,249	7,221
Mortgage banking activities	7,031	8,515	6,515	3,624	4,383
Increase in cash surrender value of life insurance policies	3,384	3,496	2,680	2,561	2,517
Net gain on investment securities	106	—	810	2,537	—
Other income	1,412	2,677	2,521	4,098	1,633
Total noninterest income	48,278	52,940	48,479	47,353	43,986
Noninterest expense:
Compensation and benefits	66,050	65,769	66,126	63,587	68,619
Occupancy	12,879	12,209	12,462	12,578	12,882
Technology and equipment expense	15,353	15,489	15,118	16,021	15,582
Marketing	4,811	3,104	4,529	5,094	4,100
Professional and outside services	2,150	2,479	2,790	3,387	2,692
Intangible assets amortization	1,242	1,242	1,384	1,397	1,397
Foreclosed and repossessed asset expenses	175	267	118	176	467
Foreclosed and repossessed asset gains	(284)	(383)	(409)	(670)	(664)
Loan workout expenses	1,974	2,338	1,693	2,201	1,824
Deposit insurance	5,174	5,642	5,675	5,723	5,709
Other expenses	14,375	13,934	13,805	14,443	13,990
	123,899	122,090	123,291	123,937	126,598
Debt prepayment penalties	43	—	391	2,515	1,134
Severance, contract, and other	1,593	835	205	727	81
Total noninterest expense	125,535	122,925	123,887	127,179	127,813
Income before income taxes	61,039	68,787	64,482	59,552	55,541
Income tax expense	18,922	20,261	19,489	18,312	16,603
Net income attributable to Webster Financial Corp.	42,117	48,526	44,993	41,240	38,938
Preferred stock dividends	(2,886)	(615)	(615)	(615)	(615)
Net income available to common shareholders	$39,231	$47,911	$44,378	$40,625	$38,323

Diluted shares (average)	89,662	91,315	91,884	91,543	91,782
Net income per common share available to common shareholders:
Basic	$0.46	$0.55	$0.51	$0.46	$0.44
Diluted	0.44	0.52	0.48	0.44	0.42

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Yields, and Rates Paid (unaudited)
Three Months Ended March 31,		2013			2012
(Dollars in thousands)	Average balance	Interest	Fully tax- equivalent yield/rate	Average balance	Interest	Fully tax- equivalent yield/rate
Assets:
Interest-earning assets:
Loans	$12,024,588	$121,061	4.04%	$11,275,333	$120,741	4.27%
Investment securities (a)	6,194,885	51,015	3.33	5,961,336	55,680	3.76
Loans held for sale	89,334	637	2.85	51,705	498	3.85
Federal Home Loan and Federal Reserve Bank stock	156,261	847	2.20	143,551	876	2.45
Interest-bearing deposits	82,215	46	0.22	77,435	30	0.15
Total interest-earning assets	18,547,283	173,606	3.76	17,509,360	177,825	4.06
Noninterest-earning assets	1,504,196			1,394,077
Total assets	$20,051,479			$18,903,437

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits:
Demand	$2,836,051	$—	—%	$2,435,197	$—	—%
Savings, interest checking, and money market	9,318,300	4,622	0.20	8,628,048	5,794	0.27
Certificates of deposit	2,500,450	8,228	1.33	2,810,203	10,262	1.47
Total deposits	14,654,801	12,850	0.36	13,873,448	16,056	0.47

Securities sold under agreements to repurchase and other short-term borrowings	1,091,437	5,055	1.85	1,166,550	4,434	1.50
Federal Home Loan Bank advances	1,747,858	4,539	1.04	1,260,217	4,564	1.43
Long-term debt	247,077	1,843	2.98	507,116	5,685	4.48
Total borrowings	3,086,372	11,437	1.48	2,933,883	14,683	1.99
Total interest-bearing liabilities	17,741,173	24,287	0.55	16,807,331	30,739	0.73
Noninterest-bearing liabilities	199,369			219,332
Total liabilities	17,940,542			17,026,663

Preferred stock	151,649			28,939
Common shareholders' equity	1,959,288			1,847,835
Webster Financial Corp. shareholders' equity	2,110,937			1,876,774
Total liabilities and equity	$20,051,479			$18,903,437
Tax-equivalent net interest income		149,319			147,086
Less: tax-equivalent adjustment		(3,523)			(3,718)
Net interest income		$145,796			$143,368
Net interest margin			3.23%			3.36%

(a)	For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.

WEBSTER FINANCIAL CORPORATION Five Quarter Loan Balances (unaudited)
(Dollars in thousands)	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Loan Balances (actuals):
Continuing Portfolio:
Commercial non-mortgage	$2,397,774	$2,399,500	$2,201,732	$2,069,127	$1,972,205
Equipment financing	404,597	419,311	401,748	417,654	446,585
Asset based lending	544,112	504,233	535,327	499,212	470,187
Commercial real estate	2,763,262	2,755,320	2,597,835	2,518,392	2,389,206
Residential development	27,692	27,741	30,058	33,035	36,591
Residential mortgages	3,287,071	3,291,723	3,292,947	3,300,616	3,270,212
Consumer	2,461,595	2,508,992	2,537,039	2,565,654	2,585,685
Total continuing	11,886,103	11,906,820	11,596,686	11,403,690	11,170,671
Allowance for loan losses	(146,020)	(152,495)	(156,214)	(168,882)	(180,413)
Total continuing, net	11,740,083	11,754,325	11,440,472	11,234,808	10,990,258
Liquidating Portfolio:
National Construction Lending Center (NCLC)	1	1	1	1	1
Consumer	115,928	121,875	130,965	136,306	141,478
Total liquidating portfolio	115,929	121,876	130,966	136,307	141,479
Allowance for loan losses	(21,820)	(24,634)	(29,875)	(29,875)	(29,875)
Total liquidating, net	94,109	97,242	101,091	106,432	111,604
Total Loan Balances (actuals)	12,002,032	12,028,696	11,727,652	11,539,997	11,312,150
Allowance for loan losses	(167,840)	(177,129)	(186,089)	(198,757)	(210,288)
Loans, net	$11,834,192	$11,851,567	$11,541,563	$11,341,240	$11,101,862

Loan Balances (average):
Continuing Portfolio:
Commercial non-mortgage	$2,422,372	$2,238,557	$2,137,882	$2,008,778	$1,970,656
Equipment financing	407,849	405,702	404,180	430,882	458,111
Asset based lending	528,797	516,749	520,100	480,574	474,264
Commercial real estate	2,744,101	2,653,749	2,528,394	2,453,430	2,336,576
Residential development	27,507	29,322	31,484	35,422	38,401
Residential mortgages	3,286,946	3,294,254	3,300,067	3,296,306	3,253,199
Consumer	2,488,154	2,526,656	2,552,660	2,576,521	2,598,758
Total continuing	11,905,726	11,664,989	11,474,767	11,281,913	11,129,965
Allowance for loan losses	(153,710)	(161,239)	(167,469)	(179,139)	(201,592)
Total continuing, net	11,752,016	11,503,750	11,307,298	11,102,774	10,928,373
Liquidating Portfolio:
NCLC	1	1	1	1	1
Consumer	118,861	127,701	133,566	138,807	145,367
Total liquidating portfolio	118,862	127,702	133,567	138,808	145,368
Allowance for loan losses	(21,820)	(24,634)	(29,875)	(29,875)	(29,875)
Total liquidating, net	97,042	103,068	103,692	108,933	115,493
Total Loan Balances (average)	12,024,588	11,792,691	11,608,334	11,420,721	11,275,333
Allowance for loan losses	(175,530)	(185,873)	(197,344)	(209,014)	(231,467)
Loans, net	$11,849,058	$11,606,818	$11,410,990	$11,211,707	$11,043,866

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets (unaudited)
(Dollars in thousands)	March 31, 2013	December 31, 2012 (a)	September 30, 2012	June 30, 2012	March 31, 2012
Nonperforming loans:
Continuing Portfolio:
Commercial non-mortgage	$16,328	$17,538	$30,315	$29,271	$31,547
Equipment financing	2,801	3,325	3,052	5,862	4,868
Asset based lending	—	—	92	262	1,475
Commercial real estate	24,484	15,683	15,768	23,457	25,131
Residential development	4,793	5,043	5,431	5,982	6,140
Residential mortgages	94,711	95,540	79,736	77,336	79,110
Consumer	48,370	49,537	23,602	22,616	26,098
Nonperforming loans - continuing portfolio	191,487	186,666	157,996	164,786	174,369
Liquidating Portfolio:
Consumer	7,323	8,133	4,616	4,460	3,896
Nonperforming loans - liquidating portfolio	7,323	8,133	4,616	4,460	3,896
Total nonperforming loans	$198,810	$194,799	$162,612	$169,246	$178,265

Other real estate owned and repossessed assets:
Continuing Portfolio:
Commercial	$404	$541	$917	$917	$2,051
Repossessed equipment	995	182	1,840	721	674
Residential	2,629	2,369	1,705	2,271	2,648
Consumer	517	290	450	466	580
Total continuing	4,545	3,382	4,912	4,375	5,953
Liquidating Portfolio:
Total liquidating	—	—	—	—	—
Total other real estate owned and repossessed assets	$4,545	$3,382	$4,912	$4,375	$5,953
Total nonperforming assets	$203,355	$198,181	$167,524	$173,621	$184,218

(a)	The increases in the residential and consumer categories during 4Q12 are related to an OCC requirement to reflect Chapter 7 bankruptcies as nonaccruing loans.

WEBSTER FINANCIAL CORPORATION Five Quarter Past Due Loans (unaudited)
(Dollars in thousands)	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Past due 30-89 days:
Accruing loans:
Continuing Portfolio:
Commercial non-mortgage	$3,788	$2,769	$4,424	$6,479	$6,938
Equipment financing	1,000	1,926	3,524	1,665	4,099
Asset based lending	—	—	—	—	—
Commercial real estate	1,328	14,710	7,136	3,152	1,101
Residential development	—	—	317	—	—
Residential mortgages	16,571	25,182	22,230	26,966	22,915
Consumer	14,538	24,860	24,664	22,163	19,592
Past Due 30-89 days - continuing portfolio	37,225	69,447	62,295	60,425	54,645
Liquidating Portfolio:
Consumer	2,794	3,588	4,909	4,377	5,263
Past Due 30-89 days - liquidating portfolio	2,794	3,588	4,909	4,377	5,263
Accruing loans past due 90 days or more	—	1,237	205	1,074	43
Total past due loans	$40,019	$74,272	$67,409	$65,876	$59,951

WEBSTER FINANCIAL CORPORATION Five Quarter Changes in the Allowance for Loan Losses (unaudited)
	For the Three Months Ended
(Dollars in thousands)	March 31, 2013	December 31, 2012 (a)	September 30, 2012	June 30, 2012	March 31, 2012
Beginning balance	$177,129	$186,089	$198,757	$210,288	$233,487
Provision	7,500	7,500	5,000	5,000	4,000
Charge-offs continuing portfolio:
Commercial non-mortgage	4,340	6,411	8,642	5,164	14,994
Equipment financing	87	682	187	165	634
Asset based lending	—	69	—	512	—
Commercial real estate	3,617	170	2,655	1,066	5,848
Residential development	143	156	—	—	—
Residential mortgages	2,936	2,597	3,234	3,948	3,115
Consumer	7,357	8,149	6,752	8,122	6,487
Charge-offs continuing portfolio	18,480	18,234	21,470	18,977	31,078
Charge-offs liquidating portfolio:
NCLC	—	—	28	4	—
Consumer	3,049	5,137	2,482	3,227	3,564
Charge-offs liquidating portfolio	3,049	5,137	2,510	3,231	3,564
Total charge-offs	21,529	23,371	23,980	22,208	34,642
Recoveries continuing portfolio:
Commercial non-mortgage	901	1,045	779	957	886
Equipment financing	828	2,899	3,111	1,115	2,348
Asset based lending	698	996	518	721	914
Commercial real estate	91	43	121	34	1,069
Residential development	150	721	181	12	31
Residential mortgages	205	99	318	126	118
Consumer	1,437	674	933	2,453	1,932
Recoveries continuing portfolio	4,310	6,477	5,961	5,418	7,298
Recoveries liquidating portfolio:
NCLC	45	74	35	10	23
Consumer	385	360	316	249	122
Recoveries liquidating portfolio	430	434	351	259	145
Total recoveries	4,740	6,911	6,312	5,677	7,443
Total net charge-offs	16,789	16,460	17,668	16,531	27,199
Ending balance	$167,840	$177,129	$186,089	$198,757	$210,288
(a) Note: $5.3 million of net charge-offs in 4Q12 relate to an OCC requirement to reduce Chapter 7 bankruptcies to collateral value.

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures

The Company evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Return on average tangible common shareholders' equity measures the Company’s net income available to common shareholders, adjusted for the tax-affected amortization of intangible assets, as a percentage of average common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights). The tangible equity ratio represents total ending shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights). The tangible common equity ratio represents ending common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights). Tangible book value per common share represents ending common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.

The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding foreclosed property expense, amortization of intangibles, gain or loss on securities, and other non-recurring items. Accordingly, this is also a non-GAAP financial measure.

See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP for the three months ended March 31, 2013, December 31, 2012, September 30, 2012, June 30, 2012, and March 31, 2012. The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company. Other companies may define or calculate supplemental financial data differently.

	At or for the Three Months Ended
(Dollars in thousands)	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Reconciliation of net income available to common shareholders to net income used for computing the return on average tangible common shareholders' equity ratio
Net income available to common shareholders	$39,231	$47,911	$44,378	$40,625	$38,323
Amortization of intangibles (tax-affected @ 35%)	807	807	900	908	908
Quarterly net income adjusted for amortization of intangibles	40,038	48,718	45,278	41,533	39,231
Annualized net income used in the return on average tangible common shareholders' equity ratio	$160,152	$194,872	$181,112	$166,132	$156,924

Reconciliation of average common shareholders' equity to average tangible common shareholders' equity
Average common shareholders' equity	$1,959,288	$1,967,312	$1,931,544	$1,885,386	$1,847,835
Average goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Average intangible assets (excluding mortgage servicing rights)	(9,635)	(10,873)	(12,188)	(13,576)	(14,973)
Average tangible common shareholders’ equity	$1,419,766	$1,426,552	$1,389,469	$1,341,923	$1,302,975

Reconciliation of period-end shareholders’ equity to period-end tangible shareholders’ equity
Shareholders' equity	$2,128,131	$2,093,530	$1,983,678	$1,931,548	$1,894,942
Goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Intangible assets (excluding mortgage servicing rights)	(9,028)	(10,270)	(11,512)	(12,896)	(14,293)
Tangible shareholders’ equity	$1,589,216	$1,553,373	$1,442,279	$1,388,765	$1,350,762

Reconciliation of period-end common shareholders’ equity to period-end tangible common shareholders’ equity
Shareholders' equity	$2,128,131	$2,093,530	$1,983,678	$1,931,548	$1,894,942
Preferred stock	(151,649)	(151,649)	(28,939)	(28,939)	(28,939)
Common shareholders' equity	1,976,482	1,941,881	1,954,739	1,902,609	1,866,003
Goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Intangible assets (excluding mortgage servicing rights)	(9,028)	(10,270)	(11,512)	(12,896)	(14,293)
Tangible common shareholders’ equity	$1,437,567	$1,401,724	$1,413,340	$1,359,826	$1,321,823

Reconciliation of period-end assets to period-end tangible assets
Assets	$20,110,538	$20,146,765	$19,729,662	$19,429,749	$19,134,142
Goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Intangible assets (excluding mortgage servicing rights)	(9,028)	(10,270)	(11,512)	(12,896)	(14,293)
Tangible assets	$19,571,623	$19,606,608	$19,188,263	$18,886,966	$18,589,962

Book value per common share
Common shareholders’ equity	$1,976,482	$1,941,881	$1,954,739	$1,902,609	$1,866,003
Ending common shares issued and outstanding (in thousands)	90,237	85,341	87,899	87,885	87,849
Book value per share of common stock	$21.90	$22.75	$22.24	$21.65	$21.24

Tangible book value per common share
Tangible common shareholders’ equity	$1,437,567	$1,401,724	$1,413,340	$1,359,826	$1,321,823
Ending common shares issued and outstanding (in thousands)	90,237	85,341	87,899	87,885	87,849
Tangible book value per common share	$15.93	$16.42	$16.08	$15.47	$15.05

Reconciliation of noninterest expense to noninterest expense used in the efficiency ratio
Noninterest expense	$125,535	$122,925	$123,887	$127,179	$127,813
Foreclosed property expense	(175)	(267)	(118)	(176)	(467)
Intangible assets amortization	(1,242)	(1,242)	(1,384)	(1,397)	(1,397)
Other expense	(1,352)	(452)	(187)	(2,572)	(551)
Noninterest expense used in the efficiency ratio	$122,766	$120,964	$122,198	$123,034	$125,398

Reconciliation of income to income used in the efficiency ratio
Net interest income before provision for loan losses	$145,796	$146,272	$144,890	$144,378	$143,368
Fully taxable-equivalent adjustment	3,523	3,480	3,740	3,813	3,718
Noninterest income	48,278	52,940	48,479	47,353	43,986
Less: Net gain on investment securities	(106)	—	(810)	(2,537)	—
Income used in the efficiency ratio	$197,491	$202,692	$196,299	$193,007	$191,072